CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 11, 1998, with respect to the financial statements of New England Cablevision of Massachusetts, Inc. included in this Post-Effective Amendment No. 3 to the Registration Statement (Form S-1 Nos.
333-9535 and 333-9535-01) and related Prospectus of FrontierVision Operating Partners, L.P. and FrontierVision Capital Corporation.



March 31, 1999                                        /s/ Baker Newman & Noyes
Portland, Maine                                       Limited Liability Company